EXHIBIT 99.1

MCI Extends Expiration Date for Election Forms

ASHBURN, Va. – January 15, 2004 – MCI (WCOEQ, MCWEQ) today announced that the expiration date for the delivery of election forms by the holders of claims in classes 5, 11 and 13 of the Company’s plan of reorganization is being extended to 4:15 p.m. (Eastern Time) on Monday, January 26, 2004. These election forms allow the holders to elect to receive notes and/or common stock of the reorganized Company upon its emergence from bankruptcy. The previous expiration date was 4:15 p.m. (Eastern Time) on Tuesday, January 20, 2004.

About WorldCom, Inc.

WorldCom, Inc. (WCOEQ, MCWEQ), which, together with its subsidiaries, currently conducts business under the MCI brand name, is a leading global communications provider, delivering innovative, cost-effective, advanced communications connectivity to businesses, governments and consumers. With the industry’s most expansive global IP backbone, based on the number of company-owned POPs, and wholly-owned data networks, WorldCom develops the converged communications products and services that are the foundation for commerce and communications in today’s market. For more information, go to http://www.mci.com.